EXHIBIT 99.1

MARCHEX, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pike Street Industries Acquisition

On April 26, 2005, Marchex, Inc. (“Company”) acquired certain assets of Pike Street Industries, Inc. (“Pike Street”), an online yellow pages and lead generation provider for local merchants.

The purchase price consideration consisted of:

•	$12.8 million in cash and estimated acquisition costs; plus

•	242,748 shares of Class B common stock; plus

•	212,404 shares of restricted Class B common stock which will vest over a three-year period in installments of 16.67% after each 6 month period during that term.

The shares of Class B common stock excluding the shares of restricted Class B common stock were valued (for accounting purposes) at an aggregate amount of approximately $4.1 million.

The shares of restricted Class B common stock were valued at $16.85 per share (the last reported sales price on the closing date) for an aggregate amount of approximately $3.6 million. The shares of restricted Class B common stock were issued to the former stockholders of Pike Street who became employees of the Company

The asset purchase agreement contained customary representations and warranties and required Pike Street’s stockholders to indemnify the Company for various liabilities arising under the agreement, subject to various limitations and conditions. At the closing, the Company deposited into escrow for the benefit of the stockholders for a period of twelve months from the closing an amount of cash equal to $1.3 million, 24,275 shares of the 242,748 shares of Class B common stock, and 81,927 shares of the 212,404 restricted Class B common stock to secure the stockholders’ indemnification and other obligations under the asset purchase agreement, which is included in the above total purchase price consideration.

To date the Company has conducted a preliminary analysis of the estimated fair value of the assets acquired from Pike Street. The foregoing estimates may be subject to adjustment upon the completion of the Company’s final review and assessment of the fair value of the assets included in the acquisition.

Name Development Acquisition

On February 14, 2005, the Company acquired substantially all of the assets of Name Development Ltd. (“Name Development”), a corporation operating in the direct navigation market.

The purchase price consideration consisted of:

•	$155.6 million in cash and estimated acquisition costs; plus

•	419,659 shares of Class B common stock.

The shares of Class B common stock were valued (for accounting purposes) at an aggregate amount of $8.8 million.

The asset purchase agreement contained customary representations and warranties and required Name Development’s sole stockholder to indemnify the Company for various liabilities arising under the agreement, subject to various limitations and conditions. At the closing, the Company deposited into escrow for the benefit of the sole stockholder for a period of eighteen months from the closing an amount of cash equal to $24.6 million to secure the sole stockholder’s indemnification and other obligations under the asset purchase agreement, which is included in the above total purchase price consideration.

To date the Company has conducted a preliminary analysis of the estimated fair value of the assets acquired from Name Development. The foregoing estimates may be subject to adjustment upon the completion of the Company’s final review and assessment of the fair value of each of the more than 100,000 Internet domain and Web properties and other assets included in the acquisition.

Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Statements of Operations

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 give effect to previously reported acquisitions, which include goClick.com, Inc. (goClick), Name Development Ltd. (Name Development), and Pike Street Industries, Inc. (Pike Street) (collectively, the “previously reported acquisitions”) as if they had occurred on January 1, 2004.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 combine: (1) the Company and its subsidiaries’ historical results of operations for the six months ended June 30, 2005; (2) Name Development’s historical results of operations for the pre-acquisition period from January 1, 2005 to February 13, 2005; (3) an offering of only that number of shares of Class B common stock and preferred stock as necessary to consummate the Name Development asset acquisition for the period of January 1, 2005 through February 13, 2005; and (4) Pike Street’s historical results of operations for the pre-acquisition period from January 1, 2005 to April 25, 2005.

The components of revenues, operating expenses and net income reflected as historical operating results included in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005 of the previously reported acquisitions from January 1, 2005 through its respective date of acquisition is as follows:

	Date Acquired	Revenue	Operating Expense	Net Income
Name Development	February 14, 2005	$2,544,459	$350,343	$2,019,785
Pike Street	April 26, 2005	$1,230,494	$448,922	$781,985

Total		$3,774,953	$799,265	$2,801,770

Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial information is intended for illustrative purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisitions taken place on January 1, 2004, nor is it necessarily indicative of results that may occur in the future. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K and result in a preliminary allocation of the purchase price based on preliminary estimates of the fair value of the assets acquired and liabilities assumed, and may not be indicative of the final allocation of the purchase price consideration.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical financial statements and pro forma condensed financial statements of the Company, Pike Street, goClick and Name Development and related notes contained thereto and in the reports and information the Company has on file with the SEC.

MARCHEX, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the six months ended June 30, 2005

	Marchex, Inc. (Historical)	Previously Reported Acquisitions (4)	Pro Forma Adjustments for Previously Reported Acquisitions and Offering		Pro Forma Combined
Revenue	$39,564,005	$3,774,953	$—		$43,338,958

Expenses:
Service costs (1)	21,407,535	280,250	(131,093	)(e)	21,556,692
Sales and marketing (1)	2,868,881	170,584	—		3,039,465
Product development (1)	2,065,094	77,754	—		2,142,848
General and administrative (1)	2,925,595	270,677	—		3,196,272
Stock-based compensation (2)	643,707	—	38,939	(f)	682,646
Amortization of intangible assets from acquisitions(3)	8,032,808	—	1,493,753	(a),(c),(e)	9,526,561

Total operating expenses	37,943,620	799,265	1,401,599		40,144,484
Gain on sale of intangible assets, net	—	29,486	—		29,486

Income (loss) from operations	1,620,385	3,005,174	(1,401,599)		3,223,960
Other income (expense)
Interest income	856,356	222	—		856,578
Interest expense	(3,460)	—	—		(3,460)
Other, net	4,000	7,853	—		11,853

Total other income	856,896	8,075	—		864,971
Income (loss) before provision for income taxes	2,477,281	3,013,249	(1,401,599)		4,088,931
Income tax expense (benefit)	949,589	211,479	406,173	(b),(d),(g)	1,567,241

Net income (loss)	1,527,692	2,801,770	(1,807,772)		2,521,690
Convertible preferred stock dividends	1,031,806	—	296,875	(h)	1,328,681

Net income (loss) applicable to common stockholders	$495,886	$2,801,770	$(2,104,647)		$1,193,009

Basic net income per share applicable to common stockholders	$0.02				$0.03
Shares used to calculate basic net income per share	32,790,977		1,741,166	(i)	34,532,143
Diluted net income per share applicable to common stockholders	$0.01				$0.03
Shares used to calculate diluted net income per share	35,149,062		1,839,879	(i)	36,988,941

(1) Excludes stock-based compensation and amortization of intangibles.

(2) Components of stock-based compensation
Service costs	134,634		(21,039)		113,595
Sales and marketing	315,431		(91,427)		224,004
Product development	148,650		60,894		209,544
General and administrative	44,992		90,511		135,503

(3) Components of amortization of intangible assets
Service costs	6,283,724		834,504		7,118,228
Sales and marketing	325,555		257,778		583,333
General and administrative	1,423,529		401,471		1,825,000

(4)    Represents the historical operating results of the previously reported acquisitions prior to their dates of acquisition by the Company and the pro forma effect of only that number of shares of Class B common stock and preferred stock as necessary to consummate the Name Development asset acquisition. See the unaudited pro forma condensed consolidated financial information for certain operating data for each acquisition.

See notes to unaudited pro forma condensed consolidated statements.

MARCHEX, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

Pro Forma Adjustments for goClick

(a) Represents the amortization of identifiable intangible assets associated with the Company’s acquisition of goClick on July 27, 2004, which are amortized over their useful lives ranging from 12 to 36 months. Amortization totals $2.5 million in the first eighteen months following the acquisition. The Company for the period January 1, 2005 to June 30, 2005, recorded approximately $1.0 million of amortization related to the above-noted intangible assets.

(b) Represents the tax effect of the pro forma adjustment using an effective federal and state combined rate of 39%.

Pro Forma Adjustments for Name Development

(c) Represents the amortization of identifiable intangible assets associated with the Name Development asset acquisition, which are amortized over their useful lives ranging from 12 to 84 months. Amortization totals $20.3 million in the first eighteen months following the acquisition. Name Development, for the period January 1, 2005 to February 13, 2005, recorded approximately $108,000 of amortization included in service costs related to the above-noted intangible assets. The Company, for the period February 14, 2005 to June 30, 2005, recorded approximately $5.1 million of amortization related to the above-noted intangible assets.

(d) Represents pro forma income tax expense as though Name Development was taxed as a C corporation for the period presented and the tax effect of the pro forma adjustments using an effective federal and state combined rate of 38%. Name Development was organized under the corporate laws of the British Virgin Islands and was not subject to income tax in the British Virgin Islands. Name Development had e-commerce activities in several other governmental jurisdictions and as such, had recognized a provision for taxes in these foreign jurisdictions.

Pro Forma Adjustments for Pike Street

(e) Represents the amortization of identifiable intangible assets associated with the acquisition of certain assets of Pike Street, which are amortized over their useful lives ranging from 36 to 84 months. Amortization totals $2.3 million in the first eighteen months following the acquisition. Pike Street, for the period January 1, 2005 to April 25, 2005, recorded approximately $23,000 of amortization included in service costs related to the above-noted intangible assets. The Company, for the period April 26, 2005 to June 30, 2005, recorded approximately $275,000 of amortization related to the above-noted intangible assets.

(f) Represents stock-based compensation expense associated with shares of restricted Class B common stock issued to the former stockholders of Pike Street who became employees of the Company. The shares of restricted Class B common stock were valued at approximately $3.6 million at the acquisition date. The Company is recognizing stock-based compensation expense for the value of these shares over the associated employment period in which these shares vest, which results in $2.9 million in the first eighteen months following the acquisition. The Company, for the period April 26, 2005 to June 30, 2005, recorded approximately $528,000 of stock-based compensation expense related to the above noted restricted Class B common stock.

(g) Represents pro forma income tax expense as though Pike Street, a Washington corporation, was taxed as a C corporation for the period presented and the tax effect of the pro forma adjustments using the Company’s estimated combined effective federal and state rate of 38%. Prior to the Company’s acquisition, Pike Street was an S-Corporation, whereby shareholders were taxed on their portion of Pike Street’s taxable income.

Pro Forma Adjustments for Offering

(h) Represents preferred stock dividends related to the preferred stock financing associated with the follow-on offering. Based upon a preferred stock offering of 200,000 shares at $250 per share and a 4.75% dividend rate, the accrual for convertible preferred dividend for six months ended June 30, 2005 would be approximately $1.2 million. On February 22, 2005, the Company’s underwriters exercised the over allotment of 30,000 preferred shares. The Company for the six months ended June 30, 2005 recorded approximately $1.0 million of preferred stock dividends related to the above-noted preferred stock offering on an actual basis.

Pro Forma Adjustments for Earnings per Share

(i) The following is a reconciliation of shares used to compute the historical basic and diluted net income per share to pro forma basic and diluted net income per share for the six months ended June 30, 2005. Potentially dilutive securities were not included in the computations when their effects would be anti-dilutive.

	For the six months ended June 30, 2005
	Pro Forma basic	Pro Forma diluted
Shares used to calculate Marchex net income per share—actual	32,790,977	35,149,062
Pro forma effect of shares issued in Name Development asset acquisition	104,335	104,335
Pro forma effect of common shares issued in follow-on offering	1,410,456	1,410,456
Pike Street:
Pro forma effect of shares issued in Pike Street asset acquisition	155,573	155,573
Weighted average restricted shares issued in Pike Street asset acquisition for services expected to vest during the period	70,802	169,515

Shares used to calculated pro forma and adjusted pro forma basic and diluted net income per share	34,532,143	36,988,941

For purposes of calculating the shares used for pro forma basic and diluted net income per share for the six months ended June 30, 2005, we have adjusted for the following:

•	included the pro forma effect of 419,659 shares of Class B common stock issued in the Name Development asset acquisition for the six months ended June 30, 2005.

•	included the pro forma effect of an assumed common stock offering of 5,673,169 shares of Class B common stock at an offering price of $20.00 per share as necessary to consummate the Name Development asset acquisition for the period from January 1, 2005 to February 13, 2005. The Company closed its common stock offering of 9,200,000 shares of Class B common stock on February 14, 2005.

•	included the pro forma effect of 242,748 shares of Class B common stock issued in the Pike Street asset acquisition.

•	included the weighted average impact of the 212,404 Class B restricted common shares issued in connection with the Pike Street asset acquisition. These shares are for future services that vest over 3 years. Unvested shares were excluded from the computation of pro forma basic net income per share.

Other information

The estimated amortization relating to estimated intangible assets recorded as of June 30, 2005 for the period of July to December 2005 and the next 3 years and thereafter is as follows:

	Period of July 1 to December 31, 2005	2006	2007	2008	2009 and thereafter	Total
Enhance Interactive	$504,000	$83,000	$—	$—	$—	$587,000
TrafficLeader	177,000	227,000	—	—	—	404,000
goClick	554,000	652,000	144,000	—	—	1,350,000
Name Development	6,801,000	13,410,000	10,909,000	9,701,000	7,987,000	48,808,000
Pike Street	775,000	1,549,000	1,549,000	646,000	231,000	4,750,000

	$8,811,000	$15,921,000	$12,602,000	$10,347,000	$8,218,000	$55,899,000